Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-239679), Form S-3 (No. 333-195783, No. 333-220807 and No. 333-239203) and Form S-8 (No. 333-198357, No. 333-207131, No. 333-220808, No. 333-222663, No. 333-226037, No. 333-230404, No. 333-232512, No. 333-236412, No. 333-237527, No. 333-253526 and No. 333-253529) of Ekso Bionics Holdings, Inc. of our report dated February 24, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

San Francisco, California
February 24, 2022